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                                                                    Exhibit 23.1


                             KINGERY & CROUSE, P.A.
                          Certified Public Accountants
                          2801 W Busch Blvd, Suite 200
                                 Tampa, FL 33618


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Morgan Beaumont, Inc.
2280 Trailmate Drive, Suite 101
Sarasota, FL  34234

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2, of our report dated November 26, 2004 included in the Annual Report on Form 10-KSB of Morgan Beaumont, Inc. as of and for the nine months ended September 30, 2004 and the year ended December 31, 2003.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/      KINGERY & CROUSE, P.A

Kingery & Crouse, P.A.

February 10, 2005